UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 20, 2014 (the “Closing Date”), Genocea Biosciences, Inc. (the “Company”) entered into a term loan facility of up to $27.0 million (the “Term Loan”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), the proceeds of which will be used to repay its existing term loan facility and for general corporate and working capital purposes. The Term Loan is governed by a loan and security agreement, dated November 20, 2014 (the “Loan Agreement”), which provides for up to three separate advances.  The first tranche of $17.0 million is available through June 30, 2015, with the Company having drawn $12 million on the Closing Date.  The second tranche of $5.0 million may be drawn, at the Company’s option, on or prior to December 15, 2015, subject to the Company receiving favorable data from its ongoing GEN-003 Phase 2 “dose optimization” trial and either (i) the commencement of the Company’s next clinical trial for GEN-003 or (ii) the receipt of more than $40.0 million in net proceeds from an equity financing and/or a strategic corporate partnership.  The third tranche of $5.0 million may be drawn, at the Company’s option, on or prior to December 15, 2015, subject to the Company receiving favorable data from its ongoing Phase 2 “human challenge” study for GEN-004.

The Term Loan will mature on July 1, 2018, but if the eligibility requirements outlined above for the second tranche are met, such maturity date will be extended to December 31, 2018.  Each advance accrues interest at a floating per annum rate equal to the greater of (i) 7.25% or (ii) the sum of 7.25% plus the prime rate minus 5.0%.  The Term Loan provides for interest-only payments until December 31, 2015, which may be extended for a further six month period if the eligibility requirements for the second tranche are met. Thereafter, amortization payments will be payable monthly in thirty equal installments of principal and interest (subject to recalculation upon a change in prime rates).  Any advance may be prepaid in whole or in part upon seven business days’ prior written notice to Hercules, subject to a prepayment charge of 3.0%, if such advance is prepaid in any of the first twelve (12) months following the Closing Date, 2.0%, if such advance is prepaid after twelve (12) months following the Closing Date but on or prior to twenty four (24) months following the Closing Date, and 1.0% thereafter. Amounts outstanding during an event of default shall be payable on demand and shall accrue interest at an additional rate of 5.0% per annum of the past due amount outstanding.

The Term Loan is secured by a lien on substantially all of the assets of the Company, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. There are no financial covenants.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Company’s failure to make any payments of principal or interest under the Loan Agreement, promissory notes or other loan documents, (2) the Company’s breach or default in the performance of any covenant under the Loan Agreement, (3) the Company making a false or misleading representation or warranty in any material respect, (4) the Company’s insolvency or bankruptcy, (5) any attachment or judgment on the Company’s assets of at least $100,000, or (6) the occurrence of any material default under any agreement or obligation of the Company involving indebtedness in excess of $100,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality. Hercules has indemnification rights and the right to assign the Term Loan.

In connection with the Loan Agreement, the Company issued to Hercules a warrant, dated November 20, 2014 (the “Warrant”) to purchase shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”). The Warrant is exercisable for a number of shares of the Company’s Common Stock equal to $607,500 divided by the exercise price of $8.24. The exercise price and the number of shares are subject to adjustment upon a merger event, reclassification of the shares of Common Stock, subdivision or combination of the shares of Common Stock or certain dividends payments. The Warrant is exercisable until the fifth anniversary of the Closing Date and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

In connection with the Loan Agreement, the Company also entered into an equity rights letter agreement, dated November 20, 2014 (the “Equity Rights Letter Agreement”). Pursuant to the Equity Rights Letter Agreement, the Company issued to Hercules 223,463 shares (the “Shares”) of the Company’s Common Stock for an aggregate purchase price of approximately $2.0 million on the Closing Date at a price per share equal to the closing price of the Company’s Common Stock as reported on The NASDAQ Global Market on November 19, 2014 (the “Initial Equity Investment”).  The Shares were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the Shares will be subject to resale limitations and may be resold only pursuant to an effective registration statement or an exemption from registration.

Additionally, under the Equity Rights Letter Agreement, Hercules has the right to participate, in its discretion, in any one or more subsequent equity financings broadly marketed to multiple accredited investors in a private placement for financing purposes of up to a total of $2.0 million on the same terms and conditions as purchases by the other investors in each subsequent equity financing. The Equity Rights Letter Agreement, and all rights and obligations thereunder, will terminate upon the earlier of (1) such time when Hercules has purchased $2.0 million of subsequent equity financing securities in the aggregate and (2) the later of (a) the repayment of all indebtedness under the Loan Agreement and (b) the expiration or termination of the exercise period for the Warrant.

The foregoing description of the Term Loan, Warrant and Equity Rights Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant, the Loan Agreement, and the Equity Rights Letter Agreement, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02                   Termination of a Material Definitive Agreement.

On November 20, 2014, the Company utilized approximately $9.8 million of the initial drawdown under the Term Loan to pay off all obligations owing under, and to terminate the Loan and Security Agreement dated as of September 30, 2013 by and between Ares Capital Corporation and Genocea Biosciences, Inc., and the related promissory notes.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02                   Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant and the Initial Equity Investment set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to Hercules both the Warrant and the Shares purchased by Hercules in the Initial Equity Investment in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by Hercules, including the representations with respect to Hercules’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules’ investment intent.

Item 7.01                   Regulation FD Disclosure.

On November 21, 2014, the Company issued a press release announcing the execution of the Loan Agreement, the Warrant and the Equity Rights Letter Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

4.1                                                       Warrant Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014

10.1                                                Loan and Security Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014

10.2                                                Equity Rights Letter Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014

99.1                                                Press Release issued by Genocea Biosciences, Inc. on November 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ JONATHAN POOLE
Jonathan Poole Chief Financial Officer

Date: November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014
10.1	Loan and Security Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014
10.2	Equity Rights Letter Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014
99.1	Press Release issued by Genocea Biosciences, Inc. on November 21, 2014